Exhibit 10.3

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April 2, 2019, is entered into by and between ONDAS HOLDINGS INC., fka Zev Ventures Incorporated, a Nevada corporation (together with its subsidiaries hereinafter referred to as the "Borrower"), and ENERGY CAPITAL, LLC, a Florida limited liability company, and its successors and assigns (hereinafter referred to as "Lender").

W I T N E S S E T H

WHEREAS the Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of October 1, 2018 (the "Loan Agreement");

WHEREAS the Borrower has requested that the Lender agree to (i) amend the notice provisions of an Advance Request, (ii) increase the monthly Advance, and (iii) extend the Maturity Date; and

WHEREAS the Lender is willing to make such amendments to the Loan Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
DEFINITIONS

1.1       Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Loan Agreement.

Article II.
AMENDMENTS

2.1       Amendments. Upon satisfaction of the conditions set forth in Article III hereof, the Loan Agreement is hereby amended as follows:

(a)       Section 1.1 (Definitions) of the Loan Agreement is hereby amended by adding, or amending and restating in their entirety, as applicable, the following definitions in alphabetical order:

"Maturity Date" means September 30, 2020."

The definition for "Underwritten Public Offering" is deleted in its entirety, as well as all references thereto throughout the Loan Documents.

(b)       Section 2.1(a) (Advances) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"(a) Advances. Subject to the terms and conditions of this Agreement, Lender will make an Advance of up to $1,000,000 after the Closing Date of the Merger upon request of the Borrower ("First Advance"); provided that (i) the $10,000,000 Loan to Ondas from Steward Capital Holdings, LLC has been fully funded, (ii) the Borrower's cash on hand is less than $250,000, and (iii) no Event of Default shall have occurred and is continuing. Borrower may request additional Advances in an amount up to $1,500,000 per month under the same terms as mentioned hereinabove in this paragraph ("Advance")."

(c)       Section 2.1(b) (Advance Request) of the Loan Agreement is hereby amended and restated in its entirety as follows:

"(b) Advance Request. To obtain an Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) business day before the Advance Date) to Lender; provided that the Advance Request related to the First Advance may be delivered on the Closing Date related thereto. Lender shall fund the Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Advance is satisfied as of the requested Advance Date."

(d)       Section 2.3 (Underwritten Public Offering) of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

"Section 2.3 [Reserved.]"

(e)        Section 7.1(a) and (b) (Financial Reports) of the Loan Agreement – all references to "the Underwritten Public Offering" and "such Underwritten Public Offering" in Section 7.1 (a) and (b) (Financial Reports) of the Loan Agreement are hereby deleted and replaced with "an underwritten public offering of Borrower’s common stock."

Article III.
CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective (the “Closing”) on the date (the "First Amendment Effective Date") all of the conditions set forth in this Article III shall have been satisfied (or waived by the Lender in its sole discretion):

3.1       Representations and Warranties. Both prior to and after giving effect to this Amendment, each representation and warranty by each Party hereto or in any other Loan Document to which such Party is a party, shall be true and correct in all material respects on and as of the First Amendment Effective Date.

3.2       Event of Default. Both prior to and giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default shall result from the execution and delivery of this Amendment and the consummation of the transactions contemplated herein.

3.3       No Material Adverse Effect. Since October 1, 2018, no event or occurrence shall have occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Article IV.
REPRESENTATIONS AND WARRANTIES

4.1       Representations and Warranties of Loan Parties. In order to induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereof, both prior to and after giving effect to this Amendment:

(a)       Organization. Borrower is a corporation validly existing and in good standing under the laws of the State of Nevada; and each of its Subsidiaries is duly organized, validly existing and in good standing (as applicable) under the laws of the jurisdiction of its incorporation or organization. Borrower has all power and authority and all material governmental approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and is qualified to do business, and is in good standing (as applicable), in every jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(b)       Due Authorization. The execution, delivery and performance of this Amendment, and the performance of its obligations under the Loan Agreement as amended hereby, have been duly authorized by all necessary action on the part of each Party that is a party hereto.

(c)       No Conflict. The execution, delivery and performance of this Amendment by each Party that is a party hereto and the consummation of the transactions contemplated hereby do not and will not (a) require any consent or approval of, or registration or filing with or any other action by, any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of material Applicable Law, (ii) the charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents of any Party or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Borrower or any other Party (other than Liens in favor of Steward Capital created pursuant to that certain Loan and Security Agreement dated March 9, 2018).

(d)       Incorporation of Representations and Warranties from Loan Documents. Each representation and warranty by each Party hereto contained in the Loan Agreement or in any other Loan Document to which such Party is a party, is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (or as of a specific earlier date if such representation or warranty expressly relates to an earlier date).

(e)       No Default. Both prior to and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will result from the execution and delivery of this Amendment and the consummation of the transactions contemplated herein.

(f)       No Material Adverse Effect. Since October 1, 2018, no event or occurrence has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(g)       Validity; Binding Nature. This Amendment has been duly executed by each Party hereto, and each of (i) this Amendment and (ii) the Loan Agreement as amended hereby is the legal, valid and binding obligation of each Party hereto, enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

Article V.
MISCELLANEOUS

5.1       Loan Document. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.

5.2       Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties to the Loan Agreement and shall not alter, modify, amend or in any way affect any of the terms or conditions contained therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Party to any future consent with respect to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Loan Agreement in similar or different circumstances. Except as expressly stated herein, the Lender reserves all rights, privileges and remedies under the Loan Documents. All references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.

5.3       Reaffirmation. The Borrower hereby reaffirms its obligations under each Loan Document to which it is a party and further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document, to the Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

5.4       Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

5.5       Construction; Captions. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Amendment and that, accordingly, no court construing this Amendment shall construe it more stringently against one party than against the other. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

5.6       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (as permitted under the Loan Agreement).

5.7       Governing Law. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5.8       Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

5.9       Release of Claims. In consideration of the Lender’s agreements contained in this Amendment, Borrower hereby releases and discharges the Lender and its affiliates, subsidiaries, successors, assigns, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all other claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower ever had or now has against Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

ONDAS HOLDINGS INC.,
a Nevada corporation

By:	/s/ Eric A. Brock
Name: Eric A. Brock
Title: Chief Executive Officer

LENDER:

ENERGY CAPITAL, LLC

By:	/s/ Robert J. Smith
Name: Robert J. Smith
Title: Sole Managing Member